AMENDMENT No. 1

to the

ENERGEN CORPORATION

1997 DEFERRED COMPENSATION PLAN

(As Amended January 1, 2001)

THIS AMENDMENT, made and entered into this 9th day of March, 2005, by ENERGEN CORPORATION, an Alabama corporation (the "Company");

W I T N E S S E T H:

WHEREAS, the Company maintains the "Energen Corporation 1997 Deferred Compensation Plan," as amended as of January 1, 2001 (the "Plan"); and

WHEREAS the Company desires to amend the Plan in certain respects in compliance with Section 409A of the Internal Revenue Code and Internal Revenue Service Notice 2005-1;

NOW, THEREFORE, the Plan is hereby amended pursuant to Section 13.1 of the Plan as follows:

FIRST: Section 4.2 of the Plan is hereby amended by adding thereto, at the end thereof, the following:

Notwithstanding the foregoing, a Participant may cancel, prior to December 31, 2005, all or a portion of a deferral election with respect to Cash Compensation or Stock Compensation otherwise payable in 2005 or later. Such cancellation shall be in writing and shall specify the portion of Cash Compensation or Stock Compensation to which such cancellation applies. Such cancellation shall be effective upon delivery to Energen with respect to the specified compensation regardless of whether such compensation is Qualifying Compensation and regardless of whether such compensation is for services rendered during a period of service commencing prior to the date of such cancellation. Any Cash Compensation or Stock Compensation paid or payable as a result of such cancellation shall be included in the gross income of the Participant when it is earned and vested within the meaning of Section 409A of the Code and Q&A 16 of IRS Notice 2005-1.

SECOND: The amendment to the Plan provided for herein above shall be effective as of January 1, 2005.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its seal to be hereunto affixed and attested, all by its officers thereunto duly authorized, on this 9th day of March, 2005.

ENERGEN CORPORATION

By ____________________________

Its Vice President - Human Resources

ATTEST:

By _______________________________

Its Secretary

[CORPORATE SEAL]